SCHEDULE 14A
(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the registrant

Filed by a party other than the registrant

Check the appropriate box:

Preliminary proxy statement	Confidential, for use of the

Commission only (as permitted by

Rule 14a-6(e)(2).

Definitive proxy statement.

Definitive additional materials.

Soliciting material pursuant to Rule 14a-12.

Genomic Solutions Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

      Payment of filing fee (check the appropriate box):

No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
ANNUAL MEETING OF STOCKHOLDERS
PROXIES AND SOLICITATIONS
TIME AND PLACE OF MEETING
VOTING RIGHTS AND PRINCIPAL HOLDERS OF VOTING SECURITIES
INCORPORATION BY REFERENCE
ANNUAL REPORT
MATTERS TO COME BEFORE THE ANNUAL MEETING
ELECTION OF DIRECTORS
MANAGEMENT AND COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
EQUITY COMPENSATION PLAN INFORMATION
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN TRANSACTIONS AND RELATIONSHIPS
APPROVAL OF 2002 STOCK OPTION PLAN
GENERAL INFORMATION
2002 STOCK OPTION PLAN
ARTICLE I. PURPOSE AND ADOPTION OF THE PLAN
ARTICLE II. DEFINITIONS
ARTICLE III. ADMINISTRATION
ARTICLE IV. COMMON STOCK ISSUABLE PURSUANT TO THE PLAN
ARTICLE V. PARTICIPATION
ARTICLE VI. OPTION AWARDS
ARTICLE VII. STOCK APPRECIATION RIGHTS
ARTICLE VIII. TERMS OF OPTIONS AND STOCK APPRECIATION RIGHTS
ARTICLE IX. RESTRICTED STOCK AWARDS
ARTICLE X. OTHER STOCK BASED AWARDS
ARTICLE XI. TERMS APPLICABLE TO ALL AWARDS
ARTICLE XII. GENERAL PROVISIONS

Genomic Solutions Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 7, 2002

To the Stockholders:

     Notice is hereby given that the Annual Meeting of Stockholders of Genomic Solutions Inc. (the “Company”) will be held at the Crowne Plaza Hotel, 610 Hilton Boulevard, Ann Arbor, Michigan 48108 on Tuesday, May 7, 2002, at 9:00 a.m., local time, for the following purposes:

(1)	To elect two Directors to serve until the Annual Meeting of Stockholders to be held in 2005 or until their successors shall have been duly elected and qualified;

(2)	To consider and vote upon the adoption of the 2002 Stock Option Plan; and

(3)	To transact such other business as may properly come before the meeting.

     A Proxy Statement containing information relevant to the Annual Meeting appears on the following pages.

     Only holders of common stock and common stock of record at the close of business on March 21, 2002, are entitled to notice of and to vote at the meeting or any adjournments.

     If you do not plan to attend the meeting and you wish to vote in accordance with the Board of Director’s recommendations, it is not necessary to specify your choices; merely sign, date, and return the enclosed Proxy Card. If you attend the meeting, you may withdraw your Proxy and vote your own shares.

By Order of the Board of Directors

Gary A. Kendra Secretary

Dated: April 9, 2002

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE ENCOURAGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PAID ENVELOPE ENCLOSED FOR THAT PURPOSE.

Genomic Solutions Inc.

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 7, 2002

PROXIES AND SOLICITATIONS

     This Proxy Statement is furnished to stockholders in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Genomic Solutions Inc. (the “Company”) to be used at the Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournments. If received in time for the Annual Meeting, the shares represented by a valid proxy will be voted in accordance with the specifications, if any, contained in such executed proxy. If no instructions are given, proxies will be voted: (a) FOR election of the two nominees for the Board; (b) FOR approval of the 2002 Stock Option Plan; and (c) at the discretion of Jeffrey S. Williams and Steven J. Richvalsky, the Board’s designated representatives for the Annual Meeting, with respect to such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. You may revoke an executed proxy at any time before it is exercised. You may revoke your proxy either by submitting to our corporate Secretary a written notice of revocation bearing a date later than the date of your proxy any time prior to the start of the Annual Meeting, or by attending the Annual Meeting and voting in person (although attending the Annual Meeting will not by itself revoke a proxy).

     In addition to the use of mails, our directors, officers and employees may solicit proxies by personal interview, telephone and telegram. Arrangements may also be made with brokerage houses or other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of shares of our common stock (the “Common Stock”) held of record by such persons, and we may reimburse such persons for reasonable out-of-pocket expenses incurred in forwarding material, which we anticipate will not exceed $1,000. We will bear the costs of all proxy solicitation.

     Our executive offices are located at 4355 Varsity Drive, Ann Arbor, Michigan 48108. This Proxy Statement is dated April 9, 2002. It is first being mailed to stockholders on or about April 12, 2002.

TIME AND PLACE OF MEETING

     The Annual Meeting will be held at the Crowne Plaza Hotel, 610 Hilton Boulevard, Ann Arbor, Michigan 48108, on Tuesday, May 7, 2002, at 9:00 a.m., local time.

VOTING RIGHTS AND
PRINCIPAL HOLDERS OF VOTING SECURITIES

     Only stockholders of record at the close of business on March 21, 2002 are entitled to notice of and to vote at the Annual Meeting or at any adjournments. As of that date, we had 32,865,745 shares of Common Stock issued, outstanding and entitled to vote, held by 146 holders of record. Each outstanding share entitles the record holder to one vote. Shares cannot be voted at the Annual Meeting unless the holder is present in person or represented by proxy. In order for business to be conducted at the Annual Meeting, we must have a quorum. The presence, in person or by proxy, of stockholders entitled to vote a majority of the voting shares that are outstanding and entitled to vote will constitute a quorum.

     Information concerning principal holders of the Common Stock is discussed under “Security Ownership of Certain Beneficial Owners and Management.”

INCORPORATION BY REFERENCE

     To the extent this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of this Proxy Statement entitled “Report of the Compensation Committee on Executive Compensation” and “Stockholder Return Performance Presentation” shall not be deemed to be so incorporated unless specifically otherwise provided in any such filing.

ANNUAL REPORT

     Stockholders are concurrently being furnished with a copy of the Company’s 2001 Annual Report on Form 10-K for the year ended December 31, 2001 which contains our audited financial statements as of December 31, 2001. In addition, copies of our Annual Report on Form 10-K for the year ended December 31, 2001, as filed with the Securities and Exchange Commission (the “SEC”), will be sent to any stockholder, without charge, upon written request to Steven J. Richvalsky at 4355 Varsity Drive, Ann Arbor, Michigan 48108.

MATTERS TO COME BEFORE THE ANNUAL MEETING

ELECTION OF DIRECTORS
(Proposal One)

     The first matter to be considered at the Annual Meeting will be the election of two directors. It is proposed that these positions be filled by persons nominated to the Board by management. Each director shall be elected by a plurality of the votes cast at the Annual Meeting. Therefore, if a quorum is present, abstentions and broker non-votes will have no effect on the election of directors. Proxies will be tabulated by our transfer agent. The Inspector of Elections appointed at the Annual Meeting will then combine the proxy votes with the votes cast at the Annual Meeting. Each director elected at the Annual Meeting will serve for a term commencing on the date of the Annual Meeting and continuing until the Annual Meeting of Stockholders to be held in 2005 or until his successor is duly elected and qualified. In the absence of directions to the contrary, proxies will be voted in favor of the election of the two nominees listed below.

     If any of the nominees named below are unavailable to serve for any reason, then a valid proxy may be voted for the election of such other persons as the person or persons voting the proxy may deem advisable in accordance with their best judgment. Management has no present knowledge that any of the persons named will be unavailable to serve. In any event, the enclosed proxy can be voted for only the two nominees named in this Proxy Statement or their substitutes.

     THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES NAMED BELOW. PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THE NOMINEES UNLESS INSTRUCTIONS TO WITHHOLD OR TO THE CONTRARY ARE GIVEN.

     The following list identifies each incumbent director and nominee for election to the Board at the Annual Meeting and describes each person’s principal occupation for the past five years. Each of the directors has served continuously from the date of his election to the present time.

Name	Age	Position

Jeffrey S. Williams	36	President, Chief Executive Officer and Director
Robert G. Shepler (1)	45	Chairman of the Board/Nominee
J. Matthew Mackowski (1)(2)	47	Director
Daniel J. Mitchell (2)	45	Director/Nominee
Damion E. Wicker, M.D. (1)	41	Director
Thomas C. Tisone, Ph.D.	61	Director

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

Jeffrey S. Williams

     Mr. Williams joined us in March 1997 as our President, Chief Executive Officer and a director. From 1995 until joining us, Mr. Williams served as the Executive Vice President and Chief Operating Officer of International Remote Imaging Systems, a publicly-traded company specializing in digital imaging products for the clinical diagnostics and research marketplaces. Mr. Williams’ prior employment included various positions at Boehringer Mannheim GmbH, a global healthcare company, most recently as Vice President and Global Business Manager. He also served in various sales and marketing capacities with the Organon Pharmaceutical division of Akzo Nobel and the University of Michigan’s Intellectual Properties Office. Mr. Williams received a BS in Biology from Alma College and an MBA from the University of Michigan.

Robert G. Shepler

     Mr. Shepler has been chairman of our board since 1994. Mr. Shepler has been a partner of Telegraph Hill Partners (formerly Mackowski & Shepler), a private equity investment firm, since 1992. Prior to forming Telegraph Hill Partners, Mr. Shepler served as a senior officer with the investment banking division of Merrill Lynch & Co. He is currently a director of several private companies. He received a BA from Duke University and an MBA from New York University.

J. Matthew Mackowski

     Mr. Mackowski has served as a director since 1994. Mr. Mackowski has been a partner of Telegraph Hill Partners since 1992. Prior to forming Telegraph Hill Partners, Mr. Mackowski served as a partner of Robertson, Stephens & Co. and was an officer of Citicorp Venture Capital, Ltd. He received a BA from Duke University and an MBA from the Wharton School.

Daniel J. Mitchell

     Mr. Mitchell has served as a director since 1997. Mr. Mitchell is currently a partner at Capital Health Venture Partners and Sequel Venture Partners. Prior to co-founding Capital Health Venture Partners in 1985, he was with the Institutional Venture Capital Fund at the First National Bank of Chicago. Mr. Mitchell is a director of several private companies. He received a BS from the University of Illinois and an MBA from the University of California-Berkeley.

Damion E. Wicker, M.D.

     Dr. Wicker has served as a director since January 1998. Dr. Wicker is a General Partner at JP Morgan Partners LLC, formerly known as Chase Venture Capital Associates, LLC. Prior to joining Chase Capital Partners in April 1993, Dr. Wicker was President of Adams Scientific and held positions with MBW Venture Partners and Alexon, Inc. Dr. Wicker was also a Commonwealth Fund Medical Fellow for the National Institutes of Health. In addition to the Company, he currently is a director of dj Orthopedics, Inc., V. I. Technologies and several private companies. Dr. Wicker received a BS from MIT, an M.D. from Johns Hopkins University, and an MBA from the Wharton School.

Thomas C. Tisone, Ph.D.

     Dr. Tisone has been a director since December 2001 and also serves as our Executive Vice President, Operations-Irvine and the President of our wholly owned subsidiary, Cartesian Technologies, Inc. Dr. Tisone founded Cartesian and BioDot, Inc. in 1994. From May 1982 until founding Cartesian in March 1994, Dr. Tisone was president and one of the founders of Nouvas Manufacturing Technology Co., a custom automation engineering design company specializing in the development of equipment and instrumentation processing systems for use in the medical device and biodiagnostic industries. From March 1980 to April 1982, he was president of ASU R&D, Orange, CA, a division of ASU, AG a major Swiss watch manufacturer, involved in the development of new quartz-based products for frequency control and measurement. From January 1974 to February 1980, Dr. Tisone held various positions with Gould, Inc. Before Gould, he was a research scientist at Bell Labs, developing materials, processes and related manufacturing equipment for high density magnetic and semiconductor memories. Dr. Tisone holds a Ph.D. in Materials Science from Northwestern University and a BS in Metallurgy from the Colorado School of Mines.

     To the best of our knowledge, there are no material proceedings to which any nominee is a party, or has a material interest, adverse to us. To the best of our knowledge, there have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions that are material to the evaluation of the ability or integrity of any nominee during the past five years.

Board of Directors and Committees

Board of Directors

     Our board of directors currently consists of six members, due to the death of one of our directors, P. Nicholas King, on November 20, 2001. His board seat currently is vacant. Under our bylaws, Mr. King’s board seat may be filled by vote of a majority of the remaining directors. No candidate has yet been nominated or selected for this position. Pursuant to our Certificate of Incorporation, our directors are divided into three classes, each serving three-year terms. The class up for election at the Annual Meeting will hold office for a term expiring at the annual meeting of stockholders to be held in 2005. A second class will hold office for a term expiring at the annual meeting of stockholders to be held in 2003 and a third class will hold office for a term expiring at the annual meeting of stockholders to be held in 2004. Each director will hold office for the term to which he is elected and until his successor is duly elected and qualified. Robert Shepler and Daniel Mitchell have terms expiring at the Annual Meeting and are nominees for the class to hold office for a term expiring at the annual meeting of stockholders to be held in 2005.

     The Board met eleven times during 2001 and took various actions pursuant to resolutions adopted by unanimous written consent. All directors attended at least 80% of the meetings of the Board and each committee on which they served.

Board Committees

     Several important functions of the Board may be performed by committees that are comprised of members of the Board. Our Bylaws authorize the formation of these committees and grant the Board the authority to prescribe the functions of each committee and the standards for membership of each committee. In addition, the Board appoints the members of each committee. The Board has two standing committees: an Audit Committee and a Compensation Committee.

     The Audit Committee was established to:

•	annually recommend to the Board a firm of independent public accountants to be our auditors

•	review the scope of the annual audit with the auditors in advance of the audit

•	generally review the results of the audit and the adequacy of our accounting, financial and operating controls

•	review our accounting and reporting principles, policies and practices

•	perform other duties which the Board may delegate to it

     The current members of the Audit Committee are Messrs. J. Matthew Mackowski, Robert G. Shepler and Dr. Damion E. Wicker. The Audit Committee held five meetings during the 2001 fiscal year. See “Report of the Audit Committee.”

     The Compensation Committee was established to:

•	recommend, review and oversee the salaries, benefits and stock plans for our employees, consultants, directors and other individuals compensated by us

•	administer our compensation plans

•	perform other duties which the Board may delegate to it

     The current members of the Compensation Committee are Messrs. J. Matthew Mackowski and Daniel J. Mitchell. The Compensation Committee held five meetings during the 2001 fiscal year. See “Report of the Compensation Committee on Executive Compensation.”

MANAGEMENT AND COMPENSATION

Executive Officers

     Our current executive officers, and their ages and positions as of March 31, 2002, are as follows:

Name	Age	Position

Jeffrey S. Williams	36	Chief Executive Officer, President and Director
Steven J. Richvalsky	40	Chief Financial Officer, Executive Vice President and Treasurer
Gary A. Kendra (1)	40	Executive Vice President, Secretary and General Counsel
Andrew A. Jakimcius	42	Executive Vice President, Operations — Ann Arbor
David Lorenz (2)	50	Executive Vice President, Sales and Marketing
Thomas C. Tisone, Ph.D. (2)	61	Executive Vice President, Operations — Irvine and President of Cartesian Technologies, Inc.
David W. Byatt	50	Managing Director, Genomic Solutions Ltd. — United Kingdom

(1)	Mr. Kendra joined us as an officer in March 2001.

(2)	Mr. Lorenz and Dr. Tisone joined us as officers in December 2001.

Background information for Jeffrey S. Williams and Thomas C. Tisone, Ph.D. is provided under “Election of Directors,” above. Background information for the other executive officers is set forth below.

Steven J. Richvalsky

     Mr. Richvalsky joined us as our Chief Financial Officer, Executive Vice President, Secretary and Treasurer in October 1997. From August 1995 until joining us, Mr. Richvalsky served as Senior Manager of Corporate Financial Analysis, Planning and Reporting at Comshare, Inc., a software company. Prior to Comshare, Mr. Richvalsky held various accounting and finance positions with US Robotics, Inc., a modem and data communications company, including Controller for its modem division and financial manager of its international operations. Mr. Richvalsky began his career with Ernst & Young and served as an Audit Manager in their Entrepreneurial Services Group. Mr. Richvalsky received a BS in Business Administration from John Carroll University and is a Certified Public Accountant.

Gary A. Kendra

     Mr. Kendra joined us in March 2001 as our General Counsel, Executive Vice President and Secretary. From October 1999, until joining us, Mr. Kendra practiced law with the law firm of Jaffe, Raitt, Heuer & Weiss, Professional Corporation, which represents us in various matters. Prior to that, Mr. Kendra practiced law with the firm of Wise & Marsac, P.C. from 1986 to 1999. Mr. Kendra received a BA from Michigan State University and a JD and LLM from Wayne State University Law School.

Andrew A. Jakimcius

     Mr. Jakimcius has served as our Executive Vice President of Operations since April 1998. He joined the Bio Image Products Group of Millipore Corporation in 1991. Prior to joining us, Mr. Jakimcius held various management, engineering and software development positions at imaging and medical-related companies, including Synthetic Vision Systems, Automated Custom Systems, Machine Vision International, and Medtronic. Mr. Jakimcius received a BS in Engineering and a MS in Bioengineering from the University of Michigan and an MBA from Eastern Michigan University.

David Lorenz

     Mr. Lorenz joined Genomic Solutions as the result of the company’s acquisition of Cartesian Technologies, Inc. where he served as Vice President of Sales and Marketing. Mr. Lorenz joined Cartesian in February 2000 and has over 20 years experience in the sales and marketing of life science research products. Prior to joining Cartesian, Mr. Lorenz served as General Manager of Sun International, Wilmington, NC, a division of Comar, Inc. and distributor of consumables for automated systems in life science research from November 1997 to January 2000. Prior to that, Mr. Lorenz was with Pharmacia Biotech, where he held a variety of marketing and sales positions, Hoefer Scientific and Rainin Instrument Company. Mr. Lorenz has a BS in Chemistry from the University of Kentucky.

David W. Byatt

     Mr. Byatt has served as Executive Vice President and the Managing Director of Genomic Solutions, Ltd., our wholly owned subsidiary in the United Kingdom, since September 2001. Between January 1998 and September 2001, Mr. Byatt served as a Vice-President and most recently as the Product Development Director of Genomic Solutions, Ltd. Mr. Byatt joined us with the merger of PBA Technology Ltd, a company based in the United Kingdom, for which he was a founder, principal, and the Director of Sales and Marketing. Prior to founding PBA Technology in May 1987, he was a partner and founder of Pinkney Byatt Associates, a contract engineering firm specializing in the design and manufacture of instrumentation for molecular biology applications. Before that, Mr. Byatt held various management, engineering and development positions at robotic and instrumentation companies, including, Aim Technology and Brown Boveri Kent. Mr. Byatt has a United Kingdom Higher National Certificate in Mechanical Engineering and is a Member of the Institute of Engineering Designers.

     To the best of our knowledge, there have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions that are material to the evaluation of the ability or integrity of any executive officer during the past five years.

SUMMARY COMPENSATION TABLE

Executive Compensation

     The following table sets forth compensation earned by or paid for services rendered to us in 2001 by our Chief Executive Officer, four executive officers (“Current Executive Officers”) whose total annual salary and bonus exceeded $100,000 and two of our former executive officers (collectively, the “Named Executive Officers”) for services rendered in all capacities to us during 2001.

Summary Compensation Table

					Long-Term
		Annual Compensation			Compensation

	Fiscal			All Other	Securities
Name and Principal Position	Year	Salary($)	Bonus($)	Compensation	Underlying Options

Jeffrey S. Williams,	2001	$345,000	$64,500	$14,234	—
Chief Executive Officer and	2000	$225,000	$277,450	$14,954	150,000
President (1) (2) (3) (4) (5)	1999	$200,000	$104,000	$7,619	—

Steven J. Richvalsky,	2001	$175,000	$28,000	$5,316	—
Chief Financial Officer, Executive Vice	2000	$116,248	$148,900	$5,278	85,000
President and Treasurer (2) (3) (4) (5)	1999	$100,000	$53,000	$181	—

Gary A. Kendra,	2001	$139,404	$0	$2,563	75,024
Executive Vice President, General Counsel
and Secretary (2) (5) (7)

Andrew A. Jakimcius,	2001	$170,000	$31,000	$5,340	25,000
Executive Vice President of	2000	$112,504	$82,000	$5,263	—
Operations (2) (3) (4) (5)	1999	$93,500	$40,000	$222	—

David Byatt,	2001	$100,074	$7,272	$1,007	—
Managing Director, Genomic Solutions Ltd. (5)

Michael P. Kurek, Ph.D.,	2001	$180,000	$38,000	$5,652	—
Executive Vice President of Sales and	2000	$119,996	$88,000	$5,569	50,000
Service (2) (3) (4) (5) (6)	1999	$103,000	$53,000	$669	—

Shannon M. Richey,	2001	$130,000	$20,000	$4,716	20,000
Executive Vice President — Marketing (2) (3)	2000	$95,004	$46,000	$4,188	—
(4) (5) (6)	1999	$58,515	$17,500	$75	26,000

(1)	Other compensation includes the use of a company automobile for Mr. Williams valued at $8,918 for fiscal year 2001, $9,962 for fiscal year 2000 and $7,400 for 1999.

(2)	Other compensation includes the value of the insurance premiums paid by the Company in 2001 with respect to term life insurance for the benefit of: Jeffrey S. Williams ($216), Steven J. Richvalsky ($216), Andrew A. Jakimcius ($240), Gary A. Kendra ($200) Michael P. Kurek ($552) and Shannon M. Richey ($216).

(3)	Other compensation includes the value of the insurance premiums paid by the Company in 2000 with respect to term life insurance for the benefit of: Jeffrey S. Williams ($192), Steven J. Richvalsky ($178), Michael P. Kurek ($469), Andrew A. Jakimcius ($163) and Shannon M. Richey ($108).

(4)	Other compensation includes the value of the insurance premiums paid by the Company in 1999 with respect to term life insurance for the benefit of: Jeffrey S. Williams ($219), Steven J. Richvalsky ($181), Michael P. Kurek ($669), Andrew A. Jakimcius ($222) and Shannon M. Richey ($75).

(5)	Other compensation includes Company contributions to the Named Executive Officer’s 401K. Each Named Officer except Gary A. Kendra, David Byatt and Shannon M. Richey received $5,100; Mr. Kendra received $2,363 in Company contributions; Mr. Byatt received $1,007 in Company contributions; and Ms. Richey received $4,500 in Company contributions.

(6)	Mr. Kurek and Ms. Richey left the Company in December 2001.

(7)	Mr. Kendra joined the Company in March 2001.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth summary information concerning individual grants of stock options made during 2001 to each of the Named Executive Officers. In addition, as required by the Securities and Exchange Commission rules, the table sets forth the hypothetical gains that would exist for the options based on assumed rates of annual compound stock price appreciation during the option term.

Potential Realizable
		% of Total			Value at Assumed
		Options			Annual Rates of Stock
	Underlying	Granted	Exercise		Price Appreciation for
	Options	to	Price		Option Term(2)
	Granted	Employees	Per	Expiration
Name	In 2001	In 2001(1)	Share	Date	5% ($)	10% ($)

Jeffrey S. Williams	—	—	—	—	—	—

Steven J. Richvalsky	—	—	—	—	—	—

Gary Kendra	75,024	7.86%	$6.08	3/07/11	$286,892	$726,983

Andrew A. Jakimcius	25,000	2.62%	$6.08	3/07/11	$95,600	$242,250

David W. Byatt	—	—	—	—	—	—

Michael P. Kurek, Ph.D.	—	—	—	—	—	—

Shannon M. Richey	20,000	2.10%	$6.08	(3)	—	—

(1)	Based on a total of 954,082 option shares granted to our employees under our 1998 Stock Option Plan, as amended, during 2001.

(2)	Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price but do not include deductions for taxes or other expenses associated with the exercise of the options or the sale of the underlying shares of common stock. The 5% and 10% assumed rates of appreciation are mandated by rules of the Securities and Exchange Commission and do not represent our estimate or projection of the future price of our common stock. There can be no assurance that any of the values reflected in this table will be achieved. The actual gains, if any, will depend on the future performance of the common stock, the optionee’s continued employment through applicable vesting periods and the date on which the options are exercised.

(3)	These options have expired pursuant to the terms of the granting document, based on Ms. Richey’s departure from the Company.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-end Option Values

The following table sets forth the number of shares of Common Stock acquired upon the exercise of stock options by each Named Executive Officer during 2001. In addition, the table sets forth the number and value of securities underlying unexercised options held by each Named Executive Officer as of December 31, 2001 and the value of “in-the-money” stock options, which represents the positive spread between the exercise price of a stock option and the market price of the shares subject to such option at the end of the fiscal year ended December 31, 2001.

			Number of Unexercised		Value of Unexercised
	Shares		Options at		In-the-Money Options at
	Acquired		Fiscal Year End		Fiscal year End (2)
	on	Value
Name	Exercise in 2001	Realized (1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Jeffrey S. Williams	60,000	$218,400	54,000	96,000	$0	$0

Steven J. Richvalsky	—	—	61,868	35,732	$27,636	$4,872

Gary Kendra	—	—	18,756	56,268	$0	$0

Andrew A. Jakimcius	—	—	33,048	38,752	$14,048	$13,216

David Byatt	—	—	24,000	16,000	$48,720	$32,480

Michael P. Kurek, Ph.D. (3)	—	—	32,622	38,178	$21,112	$21,112

Shannon M. Richey (3)	5,800	$16,812	15,400	32,200	$4,160	$9,488

(1)	The value realized is calculated based on the fair market value on the date of exercise, minus the exercise price of the option and does not necessarily indicate that the optionee sold such stock.

(2)	The dollar values have been calculated by determining the difference between the fair market value of the securities underlying the options at December 31, 2001 and the exercise prices of the options. We have assumed that the fair market value of shares of common stock issuable upon exercise of options was $2.40 per share, the closing sales price on December 31, 2001, the last trading day of the fiscal year.

(3)	Mr. Kurek and Ms. Richey left the Company on December 20, 2001. These figures represent their holdings at the time of their departure.

EQUITY COMPENSATION PLAN INFORMATION

This table shows information about the securities authorized for issuance under our equity compensation plans as of December 31, 2001.

			Number of securities
			remaining available
	Number of securities		for future issuance
	to be issued upon	Weighted-average	under equity
	exercise of outstanding	exercise price of	compensation plans
	options, warrants and	outstanding options,	(excluding securities
Plan Category	rights	warrants and rights	reflected in column (a)

Equity compensation plans approved by stockholders	2,412,292	$4.43	1,126,681

Equity compensation plans not approved by stockholders	0	Not applicable	Not applicable

Total	2,412,292	$4.43	1,126,681

Report of the Compensation Committee on Executive Compensation

     Policy of Executive Officer Compensation

     The executive compensation program is administered by the Compensation Committee of the Board (the “Committee”) which is comprised of Non-Employee Directors, Messrs. Mackowski and Mitchell. The program supports the Company’s commitment to providing superior stockholder value. It is designed to attract and retain high-quality executives, to encourage them to make career commitments to the Company, and to accomplish the Company’s short and long term objectives. The Committee attempts to structure a compensation program for the Company that will reward its top executives with bonuses and option awards upon attainment of specified goals and objectives while striving to maintain salaries at reasonably competitive levels. The Committee reviews the compensation (including salaries, bonuses and stock options) of the Company’s officers and performs such other duties as may be delegated to it by the Board. The Committee held five meetings during the fiscal year ended December 31, 2001 and took various actions pursuant to resolutions adopted by unanimous written consent.

     In reviewing the compensation to be paid to the Company’s executive officers during the fiscal year ended December 31, 2001, the Committee sought to ensure that executive officers were rewarded for long term strategic management, for increasing the Company’s value for its stockholders, and for achieving internal goals established by the Board. In reviewing the individual performance of the named Executive Officers whose compensation is detailed in this Proxy Statement, other than that of Jeffrey S. Williams, the Committee takes into account the views of Mr. Williams. The Compensation Committee compares the Company’s executive compensation structure against those of other life science companies of comparable size. The Committee believes that such companies generally represent the Company’s most direct competitors for executive talent. The Committee reviews competitive pay practices on an annual basis.

     Accordingly, each executive officer’s compensation package is comprised of three components: (1) base salary; (2) variable cash bonus awards which we typically pay on a semi-annual basis; and (3) stock option awards, which are designed to strengthen the common interests between the executive officers and the Company’s stockholders. Salary is generally based on factors such as an individual officer’s level of responsibility, prior years’ compensation, comparison to compensation of other officers in the Company, and compensation provided at competitive companies and companies of similar size. Bonuses and stock option awards are intended to reward exceptional performances. Benchmarks for determining base salary and bonus levels include targeted funds from operations levels, strength of the balance sheet and creation of stockholder value. Stock option awards are also intended to increase an officer’s interest in the Company’s long-term success as measured by the market and book value of its stock. Stock awards may be granted to officers, directors, consultants and employees of the Company and its subsidiaries under the Company’s Stock Option Plan or Non-Employee Director Stock Option Plan. Stock awards may be stock options, stock appreciation rights, restricted share rights or any variation thereof.

Base Salary

     The Committee assists in establishing the amount of base salary on the basis of the individual’s qualifications and relevant experience, the compensation levels at companies which compete with the Company for business and executive talent, the amount of incentive-based compensation available to each individual and the Company’s financial position. Base salary is adjusted each year to take into account the individual’s performance and relative level of contribution, and to maintain a competitive salary structure.

Cash

     The Committee recommends cash bonuses to be awarded semi-annually on a discretionary basis to executive officers on the basis of their success in achieving designated individual goals and the Company’s success in achieving specific company-wide goals, such as customer satisfaction and revenue growth.

Stock Options

     The Company uses its stock option plans to provide executives and other key employees with incentives to maximize long-term stockholder value. Awards under these plans take the form of stock options designed to give the recipient a significant equity stake in the Company and thereby closely align his or her interests with those of the Company’s stockholders. Factors considered in making such awards include the individual’s position in the Company, his or her performance and level of responsibilities, and internal comparability considerations. The Committee does not adhere to any specific guidelines as to the relative option holdings of the

Company officers but does consider internal comparability. The Committee may vary the size of the option grant made to each executive officer as it determines the circumstances warrant.

     Each option grant allows the executive officer to acquire shares of Common Stock at a fixed price per share equal to the fair market value on the date of grant. The options vest in periodic installments contingent upon the executive officer’s continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company’s service, and then only if the market price of the Common Stock appreciates over the option term.

     CEO Compensation

     During the fiscal year ended December 31, 2001, Mr. Williams served in the capacity of Chief Executive Officer of the Company.

     As of January 1, 2000, the Company entered into an employment agreement with Mr. Williams which governed the salary and bonus paid to Mr. Williams during the fiscal year ended December 31, 2001. Pursuant to this employment agreement, Mr. Williams was paid a salary of $345,000 for fiscal year 2001. Mr. Williams received incentive compensation of $64,500 which was based on both his performance and the Company’s performance. Significant factors in establishing Mr. Williams’ compensation include achieving specific objectives with regard to financial and business endeavors of the Company. Based upon these factors and those other factors set forth in the Committee’s report, the Committee believes that Mr. William’s total compensation in 2001 was competitive with the appropriate level for his position, particularly in view of his performance.

Respectfully submitted,
J. Matthew Mackowski
Daniel J. Mitchell

Impact of Internal Revenue Code 162(m)

     The Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding the $1 million in any taxable year for the Chief Executive Officer and four other most highly compensated executive officers, respectively, unless such compensation meets the requirements for the “performance-based” exception to Section 162(m). For the reporting period, none of the compensation paid by the Company to each of its executive officers is expected to exceed $1 million limitation. It is the Committee’s policy to qualify, to the extent reasonable, its executive officers’ compensation for deductibility under applicable tax law. However, the Company may from time to time pay compensation to its executive officers that may not be deductible if it believes this to be in the best interests of the Company and its stockholders.

Compensation Committee:

J. Matthew Mackowski
Daniel J. Mitchell

Employment Agreements

     Mr. Williams’ employment agreement is for a term of three years beginning January 2000 and provides for an initial salary of $225,000 per year, subject to periodic increases by our board of directors at its discretion. Mr. Williams’ salary for fiscal year 2001, as determined by our board of directors, was $345,000. Mr. Williams is eligible to receive a bonus each year as determined by our board. If Mr. Williams’s employment is terminated without cause or there is a change of control, he will be entitled to receive a severance payment equal to the greater of (i) the salary remaining to be paid over the life of the agreement; or (ii) two times his annual salary.

     In November 2000 we entered into employment agreements with Steven J. Richvalsky, Andrew A. Jakimcius, Michael P. Kurek and Shannon M. Richey. The agreements are for a two year term and require three months notice for the executive to terminate. We can terminate an executive’s employment at any time, with or without cause, with a six month severance payment in the event of termination without cause. Each agreement also includes a confidentiality covenant and a six month non-compete clause. In addition, in certain change of control situations, the executive has the right to receive six months salary if his or her employment is terminated or three months salary if he or she is retained by the surviving corporation.

     In March 2001 we entered into an employment agreement with Gary Kendra on substantially the same terms as our other senior executives.

     In December 2001 we entered into employment agreements with Dr. Tisone and Mr. Lorenz on substantially the same terms offered to our other senior executives.

Director Compensation

     In 2001 we paid each of our directors except Mr. Williams $10,000 cash compensation for their board service. In addition to this payment, they are reimbursed for the reasonable expenses incurred in connection with attending board and committee meetings. Under our 1998 Non-Employee Director and Consultant Stock Option Plan, each individual who was a non-employee director of the board of directors at the time the plan was adopted and each individual who becomes a non-employee member of the board automatically receives an option to purchase 10,000 shares of common stock on the date the individual joins the board of directors. In addition, directors may receive additional options or other compensation at the board’s discretion.

     Under the 1998 Non-Employee Director and Consultant Stock Option Plan, the following directors received options in 2001: Robert G. Shepler, J. Matthew Mackowski, P. Nicholas King, Daniel J. Mitchell, and Dr. Damion Wicker. Each of these directors received an option in June 2001 to purchase 10,000 shares of common stock at an exercise price of $4.06 per share. The exercise prices of these options were fair market value on the date of grant and each of these options vests in full on the first anniversary of the date of grant and must be exercised within ten years after the date of grant.

Compensation Committee Interlocks and Insider Participation

     None of the members of our compensation committee has been an officer or employee of ours at any time. No interlocking relationship exists between our board of directors or compensation committee and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past. Until the formation of the compensation committee in January 1998, matters concerning executive compensation were addressed by the entire board of directors.

Report of the Audit Committee

     Our board of directors maintains an Audit Committee comprised of three of our outside directors. The board of directors and the Audit Committee believe that the Audit Committee’s current member composition satisfies the rules of the National Association of Securities Dealers, Inc. that governs audit committee composition, including the requirement that audit committee members all be “independent directors.”

     In accordance with its written charter adopted by the board of directors, the Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of our accounting, auditing and financial reporting practices. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

     •     reviewed and discussed the audited financial statements with management;

     •     discussed with the independent auditors the material required to be discussed by Statement on Auditing Standards No. 61; and

     •     reviewed the written disclosures and the letter from the independent auditors required by the Independence Standards Board’s Standard No. 1, and discussed with the independent auditors any relationships that may impact their objectivity and independence.

     Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as filed with the Securities and Exchange Commission.

     The Audit Committee presents the following summary of all fees billed by Arthur Andersen LLP, the Company’s auditors, for the calendar year:

•	Audit Fees (for the audit of the 2001 financial statements and quarterly reviews) — $95,000.

•	Financial Information Systems Design and Implementation Fees —none.

•	All Other Fees (consisting primarily of our registration statement in connection with the acquisition of our Cartesian Technologies subsidiary and tax services) — $149,769.

The Audit Committee has considered and determined that the level of Arthur Andersen LLP’s fees for provision of services other than the audit and the quarterly review services is compatible with maintaining the auditor’s independence.

Members of the Fiscal 2001 Audit Committee:

J. Matthew Mackowski
Robert G. Shepler
Dr. Damion E. Wicker

Stockholder Return Performance Presentation

     The following graph compares the cumulative total stockholder return on our common stock with the cumulative total return of the Nasdaq National Market, U.S. index and the Nasdaq Biotechnology Index for the period beginning on May 5, 2000, the date of our initial public offering, and ending on December 31, 2001. This chart assumes investment of $100 on the date of our initial public offering. We have never paid dividends on our common stock and have no present plans to do so. The stock price performance on the following graph is not indicative of future stock price performance.

	5/5/00	6/00	9/00	12/00	3/01	6/01	9/01	12/01

GENOMIC SOLUTIONS INC.	100.00	182.81	214.85	95.31	37.50	60.63	20.25	30.00
NASDAQ STOCK MARKET (U.S.)	100.00	104.64	96.29	64.47	48.13	56.72	39.35	51.16
PEER GROUP	100.00	92.73	89.74	82.81	37.00	38.31	26.13	39.84

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and beneficial owners of more than 10% of our capital stock to file reports of ownership and changes of ownership with the SEC and the Nasdaq Stock Market. Based solely on our review of the copies of such reports received by us, and written representations from certain reporting persons, we believe, that during the year ended December 31, 2001, our directors, executive officers and beneficial owners of more than 10% of our capital stock have complied with all filing requirements applicable to them.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information with respect to the beneficial ownership of our Common Stock as of March 12, 2002, by:

•	each person known by us to beneficially own more than 5% of our Common Stock;

•	each Named Executive Officer;

•	each of our directors; and

•	all executive officers and directors as a group.

     Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. The percentage calculations are based on 32,865,745 shares of common stock issued and outstanding as of March 12, 2002. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days after March 12, 2002, are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares indicated, subject to applicable community property laws.

     Unless indicated otherwise, the address of the beneficial owners is: c/o Genomic Solutions Inc., 4355 Varsity Drive, Ann Arbor, Michigan 48108.

	Shares Beneficially	Percent of
Name and Address of Beneficial Owner	Owned	Class

JP Morgan Partners LLC (1)	4,855,435	14.76%
1221 Avenue of the Americas New York, NY 10020

Damion E. Wicker, M.D. (2)	4,855,435	14.76%
c/o JP Morgan Partners LLC 1221 Avenue of the Americas New York, NY 10020

J. Matthew Mackowski (3)	1,888,461	5.73%
c/o Telegraph Hill Partners 275 Post Street, Suite 600 San Francisco, CA 94108

American Healthcare Fund II (4)	1,876,694	5.70%
4430 Arapaho Avenue, Suite 200 Boulder, CO 80303

Daniel J. Mitchell (5)	1,897,494	5.77%
c/o American Healthcare Fund II 4430 Arapaho Avenue, Suite 200 Boulder, CO 80303

Thomas C. Tisone	1,773,898	5.40%

Jeffrey S. Williams (6)	944,833	2.88%

Robert G. Shepler (7)	663,805	2.02%
c/o Telegraph Hill Partners 275 Post Street, Suite 600 San Francisco, CA 94108

Steven J. Richvalsky (8)	161,478	*

Gary A. Kendra (9)	29,896	*

Andrew A. Jakimcius (10)	83,204	*

David W. Byatt (11)	32,000	*

Michael P. Kurek, Ph.D. (12)	55,515	*

Shannon M. Richey (13)	17,400	*

Schleicher & Schuell Beteiligungs GmbH (14)	1,974,410	6.48%
Grimsehlstrasse, 23 D-37574 Einbeck, Germany

All directors and executive officers as a group (12 persons)	12,403,419	37.32%

*	Less than 1%

(1)  Includes options to purchase 30,000 shares of common stock that JP Morgan has the right to request Dr. Damion Wicker to exercise and transfer any shares issued to JP Morgan.

(2)  4,855,435 shares are held in the name of JP Morgan Partners LLC and are attributed to Dr. Wicker as he is a partner of JP Morgan Partners LLC. Dr. Wicker disclaims beneficial ownership of all shares issued or issuable to JP Morgan Partners, except to the extent of his pecuniary interest. Includes options to purchase 30,000 shares of common stock. Dr. Wicker is contractually obligated to exercise the options at the request of, and to transfer any shares issued under the stock options to JP Morgan Partners.

(3)  Includes options to purchase 30,000 shares of common stock.

(4)  Includes options to purchase 30,000 shares of common stock that American Healthcare has the right to request Mr. Mitchell to exercise and transfer any shares issued to American Healthcare.

(5)  1,846,694 shares are held in the name of American Healthcare and are attributed to Mr. Mitchell as he is the general partner of Capital Health Venture Partners, the general partner of American Healthcare. Mr. Mitchell disclaims beneficial ownership of all shares issued or issuable to American Healthcare, except to the extent of his pecuniary interest. Includes options to purchase 30,000 shares of common stock. Mr. Mitchell is contractually obligated to exercise the options at the request of, and to transfer any shares issued under the stock options to American Healthcare.

(6)  Includes options to purchase 78,000 shares of common stock. Includes 167,929 shares of common stock which are held by a trust for the benefit of Mr. Williams’ children, 10,492 shares held by his children and 100,000 shares that are held by Mr. Williams’ wife.

(7)  Includes options to purchase 30,000 shares of common stock.

(8)  Includes options to purchase 73,798 shares of common stock.

(9)  Includes options to purchase 29,176 shares of common stock.

(10)  Includes options to purchase 38,123 shares of common stock.

(11)  Includes options to purchase 32,000 shares of common stock.

(12)  Mr. Kurek’s options to purchase shares of common stock expired on March 20, 2002.

(13)  Ms. Richey’s options to purchase shares of common stock expired on March 20, 2002.

(14)  Information with respect to Schleicher & Schuell Beteiligungs GmbH is based on statements filed by such party under Section 13 of the Exchange Act of 1934 reporting shareholdings as of December 31, 2001.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

RELATED PARTY TRANSACTIONS

Employment Agreements

     We have entered into employment agreements with Mr. Jeffrey S. Williams and our other executive officers. For information regarding these agreements, please see “Management -Employment Agreements.”

INDEBTEDNESS OF MANAGEMENT

     In 1998 and 2000, we made loans to Jeffrey S. Williams used by Mr. Williams to exercise options to acquire common stock. The principal amount outstanding at March 31, 2002 is $47,250 for the 1998 loan and $40,000 for the 2000 loan. Both loans are due five years after the dates they were made, are unsecured and provide for full recourse against Mr. Williams. Each note bears interest at an annual rate equal to the medium term applicable federal rate which is 5.93% for the 1998 note and 6.56% for the 2000 note.

     In April 2001, we loaned Mr. Williams $500,000 pursuant to a two year term note that bears interest at an annual rate equal to 6.5%. The loan was secured by a pledge of approximately 500,000 shares of our common stock owned by Mr. Williams. Mr. Williams repaid the loan to the Company in full in June 2001.

INDEMNIFICATION AGREEMENTS

     We have entered into indemnification agreements with each of our directors and officers containing provisions that may require us to indemnify them against liabilities that may arise by reason of their status or service as directors or officers and to advance their expenses incurred as a result of any proceeding against them. However, we will not indemnify directors or officers with respect to liabilities arising from willful misconduct of a culpable nature.

CERTAIN TRANSACTIONS

     Relationship with PerkinElmer

     On December 14, 1999, we entered into an investment agreement and sales, marketing and distribution agreement with PerkinElmer, Inc. On January 26, 2000, PerkinElmer purchased 1,269,841 shares of our Series P preferred stock for an aggregate price of $8.0 million. At the closing of our initial public offering, each share of Series P preferred stock converted into one share of our common stock. As part of the purchase of our Series P preferred stock, PerkinElmer had an option to increase its ownership interest to 19.9% of our outstanding capital, on a fully diluted basis and also had the right to cause us to redeem our callable securities for a period of two years beginning October 23, 2000. On April 18, 2001, we repurchased approximately 69% of our stock held by PerkinElmer. As a result, PerkinElmer’s call rights were terminated and each share of our callable common stock was automatically converted into one share of common stock.

     On April 18, 2001, we entered into a revised sales and distribution agreement with PerkinElmer utilizing PerkinElmer’s worldwide sales and marketing channels. The revised agreement extended the terms of the agreement through December 31, 2002 and granted PerkinElmer distribution rights for all our equipment in all countries except the United States and Japan. The agreement also contained quarterly and annual minimum revenue volumes.

     In January 2002, we again modified our revised sales and distribution agreement with PerkinElmer. Under the new, modified arrangement, PerkinElmer currently has the non-exclusive right to market and sell most of our products outside of the United States and Japan and non-exclusive rights to distribute limited products in the United States and Japan.

APPROVAL OF 2002 STOCK OPTION PLAN
(Proposal Two)

     The second matter to be considered at the annual meeting will be the approval of the 2002 Stock Option Plan, which will effectively replace our 1998 option plan. While our 1998 option plan will remain in existence to govern those options that are outstanding under the plan, no new options will be granted under that plan. The 2002 plan is substantially similar to our 1998 option plan, but will fix the number of authorized shares to 2,500,000, rather than be based upon a percentage of our outstanding shares of common stock. The purpose of the 2002 plan is to advance the interests of the Company by encouraging and enabling acquisition of a financial interest in the Company by its officers and other key employees. The 2002 plan is intended to aid the Company in attracting and retaining key employees, to stimulate the efforts of such employees and to strengthen their desire to remain in the Company’s employ.

     The 2002 plan is set forth in Appendix A attached to this proxy statement. The 2002 plan has been approved by our Board and will be approved by our stockholders if it receives the affirmative votes of the holders of a majority of the shares of common stock present, or represented by proxy, and entitled to vote at the annual meeting. Abstentions are treated as shares present, or represented at the annual meeting, and have the practical effect of a “no” vote. Broker non-votes are considered to be shares not present at the annual meeting for this purpose, and are neither counted towards the base number (a majority of which is required for passage) nor as a vote either affirmatively or negatively.

     The following is a brief summary of the 2002 plan and is qualified in its entirety by reference to the 2002 plan.

General.

     Pursuant to the 2002 plan, eligible participants may be awarded, among other stock based awards: (1) options to acquire shares of common stock; (b) stock appreciation rights; and/or (c) shares of common stock, subject to certain restrictions.

     Available Shares. The number of shares which may be issued under the 2002 plan will be limited to 2,500,000.

     Administration. Our Compensation Committee of the board of directors will administer the 2002 plan.

     Eligible Participants. The administrator may grant awards under the 2002 plan to officers and employees of the Company. At present there are 164 persons eligible to participate in the 2002 plan. It is not possible to estimate the number of additional persons who will become eligible to participate.

     Stock Option Awards. The administrator may grant options entitling the participant to purchase shares of common stock from the Company in such quantity, at such price, and on such terms and subject to such vesting periods, termination dates and other conditions as may be established by the administrator on or prior to the date such option is granted. Notwithstanding the foregoing, the exercise price for all options must be no less than the fair market value of our common stock on the date of grant, except that the exercise price can be 90% of the fair market value of the common stock on the date of grant if such discount is expressly granted in lieu of a reasonable amount of salary or bonus. Options awarded under the plan may be either non-qualified stock options (“NQOs”) or incentive stock options (“ISOs”). The term of an ISO shall not exceed ten years from the date of grant, and the purchase price of an ISO shall be equal to or greater than the per share market value of the common stock on the date of grant. The purchase price of a Performance Based Option (“PBO”) shall be equal to the per share market value of the common stock on the date of grant, and the PBO shall contain such other terms and conditions as are deemed necessary to prevent limitation of the Company’s compensation deduction in connection with the exercise of the option. See “Federal Income Tax Consequences Relating to the 2002 Plan” below.

     Stock Appreciation Rights Awards. The administrator may grant to participants the right to receive payment from the Company of an amount (the “Incremental Value”) equal to the difference between the exercise price established by the administrator and the per share market value of the common stock on the date the right is exercised by the participant. The Company may also grant to any participant a “Tandem SAR.” A Tandem SAR is a stock appreciation right covering a share which is at the time of the grant also covered by an option granted to the same participant, either prior to or simultaneously with the grant to such participant of the Tandem SAR. A participant who holds a Tandem SAR may either exercise the stock appreciation right portion or the option portion of the Tandem SAR, but not both.

     Restricted Share Awards. The administrator may grant to any participant an award of restricted share rights entitling such person to receive shares of common stock in such quantity, and on such terms, conditions and restrictions (whether based on performance standards, periods of service or otherwise) as the administrator shall determine on or prior to the date of grant. The terms of any award of restricted share rights granted under the 2002 plan shall be set forth in an award agreement.

     Other Stock and Stock Based Awards. The administrator is authorized under the terms of the 2002 plan to grant other stock or stock based awards either alone or in conjunction with options or stock appreciation rights. The terms and conditions of any such awards, if and when made, will be set forth in an award agreement between the Company and the participant.

     Exercise of Awards. Unless extended by the administrator or as otherwise provided in the award agreement, the right to exercise any award granted under the 2002 plan shall terminate at whichever of the following times first occurs: (i) 90 days after the participant’s termination of employment for any reason other than death or “for cause” (as defined in the plan); (ii) immediately upon termination of employment for cause; or (iii) in the case of a Tandem SAR, the expiration date of the related option. The administrator has the right to permit exercise of any award prior to the time such award would otherwise be exercisable under the terms of the agreement granting the award. Similarly, the Administrator has the right to permit any award granted under the plan (except for an ISO) to be exercised more than 90 days after the employment termination of the participant or after its expiration date.

     Unless provided otherwise in the award agreement, if a participant dies while an employee of the Company or one of its subsidiaries, the right to exercise all unexpired installments of that participant’s awards are accelerated and the participant’s beneficiary may exercise the award with respect to any or all of the shares subject to the award until one year after death. If the participant dies within the 90 day period following termination of employment, then participant’s beneficiary may, until one year after the holder’s death, exercise the award to the extent it would have been exercisable if the holder had exercised the option immediately prior to the holder’s death.

     New Plan Benefits. The grant of awards under the 2002 plan is subject to the discretion of the administrator. The administrator has not granted any awards under the plan since the board approved the plan on March 28, 2002. Accordingly, the Company cannot currently determine the number of shares of common stock that may be subject to awards under the 2002 plan in the future.

     Federal Income Tax Consequences Relating to the 2002 Plan. The following discussion of certain Federal income tax considerations with respect to options and stock appreciation rights is a summary for general purposes only.

     The 2002 plan is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and is not subject to the Employee Retirement Income Security Act of 1974.

     Option Awards. Certain of the income tax consequences of the grant of an option award depend upon whether the option qualifies as an ISO.

     Incentive Stock Options

     The grant of an ISO will have no income tax consequences for either the Company or the participant. Subject to the discussion below, there will be no regular income tax liability upon ISO exercise; however, upon the exercise of an ISO, the excess of the fair market value of the common stock purchased over the exercise price will be an item of tax preference of the participant for purposes of the application of the alternative minimum tax. If payment of the purchase price of an ISO consists of shares of common stock, the participant’s basis for an equal number of shares of the common stock received will be equal to his basis for the shares exchanged therefor. Any additional shares received will have a basis of zero.

     If the common stock acquired pursuant to an ISO is sold, exchanged (except in certain tax-free exchanges) or otherwise disposed of (even if pursuant to the exercise of another ISO) within either one year of the exercise of such ISO or two years of the granting of such ISO, the participant will recognize ordinary income at that time and the Company will be entitled to a deduction at that time in an amount equal to the excess of the fair market value of such common stock at the time of exercise over the exercise price. The participant will also recognize capital gain or loss to the extent the amount realized from a sale or exchange differs from the fair market value of such common stock at the time of exercise.

     If the common stock acquired pursuant to an ISO is sold or exchanged after one year after the exercise of such ISO and two years after the granting of such ISO, the participant will recognize long-term capital gain or loss measured by the difference between the amount realized on such sale or exchange and the exercise price, and the Company will not be entitled to any deduction.

     Nonqualified Options and Performance Based Options

     The grant of an NQO or a PBO will have no income tax consequences for either the Company or the participant (unless the NQO or PBO is freely transferable and has a readily ascertainable market value). Upon the exercise of an NQO or PBO by a participant, the participant will recognize ordinary income and the Company will be entitled to a deduction in an amount equal to the excess of the fair market value of the common stock purchased over the exercise price. Such ordinary income is subject to withholding of tax by the Company. The basis of the common stock received upon exercise will equal the sum of the exercise price plus the amount included in income by the participant. If payment of the purchase price of an NQO or PBO is made by delivering shares of common stock, no additional gain or loss will be recognized by the participant by reason of that exchange, and the participant’s basis for an equal number of shares of the common stock received will be equal to his basis for the shares exchanged therefor. Any additional shares received will have a basis equal to the amount of ordinary income includible with respect to such purchase. The subsequent sale or exchange of the common stock would generally give rise to capital gain or loss.

     Stock Appreciation Rights. The grant of stock appreciation rights will have no income tax consequences for either the Company or the participant. Upon the exercise of a stock appreciation right by a participant who receives cash, the participant will recognize ordinary income and the Company will be entitled to a deduction in an amount equal to the amount of cash received. Upon the exercise of a stock appreciation right by a participant who receives common stock, the participant will recognize ordinary income and the Company will be entitled to a deduction in an amount equal to the fair market value of such common stock received. The ordinary income described in the two preceding sentences is subject to withholding of tax by the Company. The subsequent sale or exchange of the common stock acquired pursuant to the exercise of a stock appreciation right would generally give rise to capital gain or loss.

     Restricted Shares. In the absence of an election by a participant, as explained below, the grant of shares pursuant to an award will not result in taxable income to the participant or a deduction to the Company in the year of the grant. The value of the shares will be taxable to a participant in the year in which the restrictions lapse. Alternatively, (under Code Section 83(b)) a participant may elect to treat as income in the year of grant the fair market value of the shares on the date of grant, provided the participant makes the election within 30 days after the date of such grant. If such an election were made, a participant would not be allowed to deduct at a later date the amount included as taxable income if he should forfeit the shares to the Company. The amount of ordinary income recognized by a participant is deductible by the Company in the year the income is recognized by the participant, provided such amount constitutes reasonable compensation to the participant. In the absence of a Code Section 83(b) election, prior to the lapse of restrictions, distributions paid on the shares subject to such restrictions will be taxable to the participant as additional compensation, and the Company will be allowed a corresponding deduction. Where a Code Section 83(b) election has been made, such distributions would be treated as dividend income to the participant.

     Limitation on Compensation Deductions. In general, the Company will be entitled to a compensation deduction equal to the income recognized by the participant with respect to a NQO, PBO, stock appreciation right or restricted share right at the time that the participant recognizes such income. But, Section 162(m) of the Code limits the deduction which a publicly held corporation, such as the Company, may take for compensation paid to “covered employees” to $1 million. Generally, the Chief Executive Officer of the corporation and its four highest compensated officers (excluding the Chief Executive Officer) will be considered to be covered employees. However, this rule limiting the deduction does not apply to performance-based compensation. In general, compensation resulting from the exercise of a stock option is treated as performance-based compensation provided that the option price was equal to or in excess of the fair market value of stock subject to the option at the time of the grant of the option and provided that certain other requirements are met. PBOs granted by the Company are intended to meet these rules so that the compensation resulting from exercising PBOs will be treated as performance-based compensation. In addition, income resulting from the exercise of NQOs and stock appreciation rights where the exercise price is equal or in excess of the fair market value of the stock subject to the option at the time of the grant of the option may also be treated as performance-based compensation. Income resulting from restricted share rights will probably not be treated as performance-based compensation and so the deduction limitation described above may become applicable.

     Withholding of Tax. The Company is entitled to withhold, or secure payment from the participant in lieu of withholding, the amount of any tax required by law to be withheld or paid by the Company with respect to any amount payable or shares issuable under a participant’s award. At the election of the participant, with respect to the exercise of a nonqualified option, PBO or a stock appreciation right where shares of common stock are to be delivered to the participant, the Company may also withhold shares of common stock sufficient to meet those requirements.

     THE BOARD RECOMMENDS A VOTE “FOR” THE 2002 STOCK OPTION PLAN. PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THE 2002 STOCK OPTION PLAN UNLESS INSTRUCTIONS TO WITHHOLD OR TO THE CONTRARY ARE GIVEN.

GENERAL INFORMATION

Stockholders’ Proposals

     Any and all stockholder proposals for inclusion in the proxy materials for the Company’s next Annual Meeting of Stockholders must comply with the rules and regulations promulgated under the Exchange Act and must be received by the Company, at its offices at 4355 Varsity Drive, Ann Arbor, Michigan 48108, not later than December 1, 2002. Such proposals should be addressed to the Company’s Secretary.

     The Company’s Bylaws also contain certain provisions that affect stockholder proposals. The Company’s Bylaws provide that: (a) with respect to an annual meeting of stockholders, nominations of persons for election to the Board of Directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to the Company’s notice of the meeting, (ii) by the Board of Directors, or (iii) by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the Bylaws; and (b) with respect to special meetings of stockholders, only the business specified in the Company’s notice of meeting may be brought before the meeting of stockholders, and nominations of persons for election to the Board of Directors may be made only (i) by the Board of Directors, or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by a stockholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the Bylaws.

Other Matters

     Management knows of no matters that will be presented for consideration at the Annual Meeting other than those stated in the Notice of Meeting. However, if any other matters do properly come before the Annual Meeting, the person or persons named in the accompanying proxy form will vote the proxy in accordance with their best judgment regarding such matters, including the election of a director or directors other than those named in this Proxy Statement should an emergency or unexpected occurrence make the use of such discretionary authority necessary, and also regarding matters incident to the conduct of the meeting.

     Stockholders are requested to date, sign and return the enclosed proxy in the enclosed postage-paid envelope. So that the presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at the meeting may be assured, prompt execution and return of the proxy is requested.

By Order of the Board of Directors

GARY A. KENDRA Secretary

Dated: April 9, 2002

Appendix A

Genomic Solutions Inc.

2002 STOCK OPTION PLAN

Article I.
Purpose and Adoption of the Plan

     1.01 Purpose. The purpose of the Genomic Solutions Inc. Stock Option Plan (the “Plan”) is to provide certain employees of Genomic Solutions Inc., a Delaware corporation (the “Company”), with an additional incentive to promote the Company’s financial success and to provide an incentive which the Company may use to induce able persons to enter into or remain in the service of the Company or a Subsidiary.

     1.02 Adoption and Term. This Stock Option Plan was approved by the Company’s board of directors on March 28, 2002, subject to approval the Company’s stockholders on or before May 7, 2002 and will remain in effect until all shares authorized under the terms of the Plan have been issued, unless earlier terminated or abandoned by action of the Board; provided, however, that no Incentive Stock Option may be granted after May 7, 2012.

Article II.
Definitions

     2.01 Administrator means the group of persons having authority to administer the Plan pursuant to Section 3.01.

     2.02 Award means any one or combination of Non-Qualified Stock Options, Performance Based Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Share Rights or any other award made under the terms of the Plan.

     2.03 Award Agreement means a written agreement between the Company and Participant or a written acknowledgment from the Company specifically setting forth the terms and conditions of an Award granted under the Plan.

     2.04 Award Period means, with respect to an Award, the period of time set forth in the Award Agreement during which specified conditions set forth in the Award Agreement must be satisfied.

     2.05 Beneficiary means (a) an individual, trust or estate who or which, by will or by operation of the laws of descent and distribution, succeeds to the rights and obligations of the Participant under the Plan and Award Agreement upon the Participant’s death; or (b) an individual, who by designation of the Participant, succeeds to the rights and obligations of the Participant under the Plan and Award Agreement upon the Participant’s death.

     2.06 Board means the Board of Directors of the Company.

     2.07 Change of Control Event means a sale of all or substantially all of the Company’s assets, or any merger or consolidation of the Company with or into another entity other than a merger or consolidation in which the holders of more than 50% of the shares of capital stock of the Company outstanding immediately prior to such transaction continue to hold (either by the voting securities remaining outstanding or by their being converted into voting securities of the surviving entity) more than 50% of the total voting power represented by the voting securities of the Company, or such surviving entity, outstanding immediately after such transaction.

     2.08 Code means the Internal Revenue Code of 1986, as amended. References to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes that section.

     2.09 Common Stock means the Common Stock of the Company, par value $0.0001.

     2.10 Company means Genomic Solutions Inc., a Delaware corporation.

     2.11 Date of Grant means the date designated by the Administrator as the date as of which it grants an Award, which shall not be earlier than the date on which the Administrator approves the granting of such Award.

     2.12 Director means a member of the Board of Directors of the Company.

     2.13 Exchange Act means the Securities Exchange Act of 1934, as amended.

     2.14 Exercise Price means, with respect to a Stock Appreciation Right, the amount established by the Administrator, in accordance with Section 7.03 hereunder, and set forth in the Award Agreement, which is to be subtracted from the Fair Market Value on the date of exercise in order to determine the amount of the Incremental Value to be paid to the Participant.

     2.15 Expiration Date means the date specified in an Award Agreement as the expiration date of such Award.

     2.16 Fair Market Value means, on any given date, the fair market value of the Common Stock as determined in good faith by the Board; provided, however, that: (a) if the Common Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“Nasdaq”) Small-Cap Market on the date the Option is granted, the Fair Market Value means the average of the highest bid and lowest asked prices of the Common Stock on Nasdaq reported for such date; (b) if the Common Stock is admitted to trading on a national securities exchange or the Nasdaq National Market on the date the Option is granted, the Fair Market Value means the closing price reported for the Common Stock on such exchange or system for such date or, if no sales were reported for such date, for the last date preceding such date for which a sale was reported; and (c) if the Common Stock is quoted on the Nasdaq System (but not on the National Market thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked price for the Common Stock for the date of determination (or if no bids occurred on the date of determination, on the last trading day prior to the date of determination).

     2.17 Incentive Stock Option means a stock option described in Section 422 of the Code.

     2.18 Incremental Value has the meaning given such term in Section 7.01 of the Plan.

     2.19 Non-Qualified Stock Option means a stock option which is not an Incentive Stock Option.

     2.20 Officer means a chief executive officer, president, executive vice president, chief financial officer, treasurer, secretary and any other person who performs functions corresponding to the foregoing officers for the Company, and any other participant who is deemed to be an officer of the Company for purposes of Section 16 of the Exchange Act and the rules thereunder, as currently in effect or as amended from time to time.

     2.21 Options means all Non-Qualified Stock Options, Incentive Stock Options and Performance Based Options granted at any time under the Plan.

     2.22 Participant shall have the meaning set forth in Article V.

     2.23 Performance Based Option means a stock option which, upon exercise or at any other time, would not result in or give rise to “applicable employee remuneration” within the meaning of Section 162(m) of the Code.

     2.24 Plan means the Genomic Solutions Inc. 2002 Stock Option Plan, as described herein and as it may be amended from time to time.

     2.25 Purchase Price, with respect to options, shall have the meaning set forth in Section 6.02.

     2.26 Restricted Share Right means a right to receive Common Stock subject to restrictions imposed under the terms of an Award granted pursuant to Article IX.

     2.27 Rule 16b-3 means Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, as currently in effect and as it may be amended from time to time, and any successor rule.

     2.28 Stock Appreciation Right means an Award granted in accordance with Article VII.

     2.29 Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

     2.30 Termination of Service means the voluntary or involuntary cessation of a Participant’s employment with the Company for any reason, including death, disability, retirement or as the result of the divestiture of the Participant’s employer or any other similar transaction in which the Participant’s employer ceases to be the Company or a Subsidiary of the Company. Whether an authorized leave of absence or absence on military or government service, absence due to disability, or absence for any other reason shall constitute Termination of Service shall be determined in each case by the Administrator in its sole discretion.

     2.31 Trading Day means a day on which public trading of securities occurs and is reported in the principal consolidated reporting system referred to in Section 2.17 above, or if the Common Stock is not listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq National Market, any business day.

Article III.
Administration

     3.01 Administration. The Plan shall be administered by the Board or, to the extent determined by the Board, a committee (the “Compensation Committee”) consisting of not less than two non-employee directors of the Company (within the meaning of Rule 16b-3) to be appointed by, and to serve at the pleasure of, the Board (in either case, the “Administrator”). It is the intention of the Company that, with respect to Awards designated as Performance Based Options, each of the members of the Compensation Committee shall also be “outside directors” within the meaning of Section 162(m) of the Code. The Administrator shall administer the Plan in accordance with this provision and shall have the sole discretionary authority to interpret the Plan, to establish and modify administrative rules for the Plan, to impose such conditions and restrictions on Awards as it determines appropriate, to cancel Awards (including those made pursuant to other plans of the Company) and to substitute new options (including options granted under other plans of the Company) with the consent of the recipient, and to take such steps in connection with the Plan and Awards granted thereunder as it may deem necessary or advisable. The Administrator may, with respect to Participants who are not Officers, delegate such of its powers and authority under the Plan as it deems appropriate to designated officers or employees of the Company.

     3.02 Indemnification. Members of the Administrator shall be entitled to indemnification and reimbursement from the Company for any action or any failure to act in connection with service as Administrator to the full extent provided for or permitted by the Company’s articles of incorporation or bylaws or by any insurance policy or other agreement intended for the benefit of the Company’s officers, directors or employees or by any applicable law.

Article IV.
Common Stock Issuable Pursuant to the Plan

     4.01 Shares Issuable. Shares to be issued under the Plan may be authorized and unissued shares or issued shares which have been reacquired by the Company. Except as provided in Section 4.03, the total number of Shares available for issuance under the Plan shall be limited so that the sum of the following shall not exceed two million, five hundred thousand (2,500,000): (i) all shares which shall be issued upon the exercise of outstanding Options or other Awards granted under the Plan, (ii) all shares for which payment of Incremental Value shall be made by reason of the exercise of Stock Appreciation Rights at any time granted under the Plan, and (iii) the number of shares otherwise issuable under an Award which are applied by the Company to payment of the withholding or tax liability discussed in Section 11.04.

     4.02 Shares Subject to Terminated Awards. In the event that any Award at any time granted under the Plan shall be surrendered to the Company, be terminated or expire before it shall have been fully exercised, or an award of Stock Appreciation Rights is exercised for cash, then all shares formerly subject to such Award as to which such Award shall not have been exercised shall be available for any Award subsequently granted in accordance with the Plan. Shares of Common Stock subject to Options, or portions thereof, which have been surrendered in connection with the exercise of tandem Stock Appreciation Rights shall not be available for subsequent Awards under the Plan, and shares of Common Stock issued in payment of such Stock Appreciation Rights shall be charged against the number of shares of Common Stock available for the grant of Awards. Shares which are reacquired by the Company or shares issuable subject to Restricted Share Rights which are forfeited pursuant to forfeiture provisions in the Award Agreement shall be available for subsequently granted Awards only if the forfeiting Participant received no benefits of ownership (such as dividends actually paid to the Participant) other than voting rights of the forfeited shares. Any shares of Common Stock issued by the Company pursuant to its assumption or substitution of outstanding grants from acquired companies shall not reduce the number of shares available for Awards under this Plan unless issued under this Plan.

     4.03 Adjustments to Reflect Capital Changes.

          (a) Recapitalization. The number and kind of shares subject to outstanding Awards, the Purchase Price or Exercise Price for such shares, and the number and kind of shares available for Awards subsequently granted under the Plan shall be appropriately adjusted to reflect any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other change in capitalization with a similar substantive effect upon the Plan or the Awards granted under the Plan. The Administrator shall have the power to determine the amount of the adjustment to be made in each case.

          (b) Sale or Reorganization. After any reorganization, merger or consolidation in which the Company is a surviving corporation, each Participant shall, at no additional cost, be entitled upon exercise of an Award to receive (subject to any required action by stockholders), in lieu of the number of shares of Common Stock receivable or exercisable pursuant to such Award, a number and class of shares of stock or other securities to which such Participant would have been entitled pursuant to the terms of the reorganization, merger or consolidation if, at the time of such reorganization, merger or consolidation, such Participant had been the holder of record of a number of shares of Common Stock equal to the number of shares receivable or exercisable pursuant to such Award. Comparable rights shall accrue to each Participant in the event of successive reorganizations, mergers or consolidations of the character described above.

          (c) Options to Purchase Stock of Acquired Companies. After any reorganization, merger or consolidation in which the Company or a Subsidiary of the Company shall be a surviving corporation, the Administrator may grant substituted Options under the provisions of the Plan, pursuant to Section 424 of the Code, replacing old options granted under a plan of another party to the reorganization, merger or consolidation, where such party’s stock may no longer be issued following such merger or consolidation. The foregoing adjustments and manner of application of the foregoing provisions shall be determined by the Administrator in its sole discretion. Any adjustments may provide for the elimination of any fractional shares which might otherwise have become subject to any Awards.

Article V.
Participation

     5.01 Eligible Participants. Participants in the Plan shall be the employees of the Company or any Subsidiary, as determined and selected from time to time by the Administrator, in its sole and absolute discretion. The Administrator’s designation of a Participant in any year shall not require the Administrator to designate such person to receive Awards in any other year. The Administrator shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards.

Article VI.
Option Awards

     6.01 Power to Grant Options. The Administrator may grant, to such Participants as the Administrator may select, Options entitling the Participant to purchase Common Stock from the Company at such price, in such quantity and on such terms and subject to such conditions, not inconsistent with the terms of this Plan, as may be established by the Administrator. The terms of any Option granted under this Plan shall be set forth in an Award Agreement. Notwithstanding the foregoing, Options granted to Officers shall not be exercisable for a period of at least six months from the Date of Grant; provided, however, that the Administrator may grant Options to Officers that vest immediately if the grant otherwise qualifies as an exempt transaction under Rule 16b-3.

     6.02 Purchase Price of Options. The Purchase Price of each share of Common Stock which may be purchased upon exercise of any Option granted under the Plan shall be equal to or greater than the Fair Market Value on the Date of Grant; provided, however, that the Purchase Price of each share of Common Stock which may be purchased upon exercise of a Non-Qualified Stock Option shall be no less than ninety percent (90%) of the Fair Market Value on the Date of Grant if such discount is expressly granted in lieu of a reasonable amount of salary or bonus; provided, further, that the Purchase Price for shares of Common Stock purchased pursuant to Stock Options designated by the Administrator as Incentive Stock Options shall be equal to or greater than the Fair Market Value on the Date of Grant as required under Section 422 of the Code and provided further that the Purchase Price for shares of Common Stock purchased pursuant to Stock Options designated by the Administrator as Performance Based Options shall be equal to or greater than the Fair Market Value on the Date of Grant.

     6.03 Designation of Incentive Stock Options. Except as otherwise expressly provided in the Plan, the Administrator may designate, at the Date of Grant of each Option to a Participant that is an employee of the Company or a Subsidiary, that the Option is an Incentive Stock Option under Section 422 of the Code.

          (a) Incentive Stock Option Share Limitation. No Participant may be granted Incentive Stock Options under the Plan (or any other plans of the Company) which would result in stock with an aggregate Fair Market Value (measured on the Date of Grant) of more than $100,000 first becoming exercisable in any one calendar year, or which would entitle such Participant to purchase a number of shares greater than the maximum number permitted by Section 422 of the Code as in effect on the Date of Grant.

          (b) Other Incentive Stock Option Terms. Whenever possible, each provision in the Plan and in every Option granted under this Plan which is designated by the Administrator as an Incentive Stock Option shall be interpreted in such a manner as to entitle the Option to the tax treatment afforded by Section 422 of the Code. If any provision of this Plan or any Option designated by the Administrator as an Incentive Stock Option shall be held not to comply with requirements necessary to entitle such Option to such tax treatment, then (i) such provision shall be deemed to have contained from the outset such language as shall be necessary to entitle the Option to the tax treatment afforded under Section 422 of the Code, and (ii) all other provisions of this Plan and the Award Agreement shall remain in full force and effect. If any agreement covering an Option designated by the Administrator to be an Incentive Stock Option under this Plan shall not explicitly include any terms required to entitle such Incentive Stock Option to the tax treatment afforded by Section 422 of the Code, all such terms shall be deemed implicit in the designation of such Option and the Option shall be deemed to have been granted subject to all such terms.

     6.04 Designation of Performance Based Options. Except as otherwise expressly provided in the Plan, the Administrator may designate, at the Date of Grant of each Option to a Participant that is an employee of the Company or a Subsidiary, that the Option is a Performance Based Option. A Performance Based Option shall have a Purchase Price not less than the Fair Market Value on the Date of Grant and shall contain such other terms and conditions as the Administrator may deem necessary so that, upon exercise or at any other time, the Performance Based Option does not result in or give rise to “applicable employee remuneration” within the meaning of Section 162(m) of the Code.

     6.05 Rights as a Stockholder. The Participant or any transferee of an Option pursuant to Section 8.02 or Section 11.05 shall have no rights as a stockholder with respect to any shares of Common Stock covered by an Option until the Participant or transferee shall have become the holder of record of any such shares, and no adjustment shall be made for dividends and cash or other property or distributions or other rights with respect to any such shares of Common Stock for which the record date is prior to the date on which the Participant or a transferee of the Option shall have become the holder of record of any such shares covered by the Option.

Article VII.
Stock Appreciation Rights

     7.01 Power to Grant Stock Appreciation Rights. The Administrator is authorized to grant to any Participant, on such terms established by the Administrator on or prior to the Date of Grant and subject to and not inconsistent with the provisions of this Plan, the right to receive the payment from the Company, payable as provided in Section 7.04, of an amount equal to the Incremental Value of the Stock Appreciation Rights, which shall be an amount equal to the remainder derived from subtracting (i) the Exercise Price for the right established in the Award Agreement from (ii) the Fair Market Value of a share of Common Stock on the date of exercise. The terms of any Stock Appreciation Right granted under the Plan shall be set forth in an Award Agreement.

     7.02 Tandem Stock Appreciation Rights. The Administrator may grant to any Participant a Stock Appreciation Right consistent with the provisions of this Plan covering any share of Common Stock which is, at the Date of Grant of the Stock Appreciation Right, also covered by an Option granted to the same Participant, either prior to or simultaneously with the grant to such Participant of the Stock Appreciation Right, provided: (i) any Option covering any share of Common Stock shall expire and not be exercisable upon the exercise of any Stock Appreciation Right with respect to the same share; (ii) any Stock Appreciation Right covering any share of Common Stock shall not be exercisable upon the exercise of any related Option with respect to the same share; and (iii) an Option and Stock Appreciation Right covering the same share of Common Stock may not be exercised simultaneously.

     7.03 Exercise Price. The Exercise Price established under any Stock Appreciation Right granted under this Plan shall be determined by the Administrator and, in the case of a tandem Stock Appreciation Right, shall not be less than the Purchase Price of the related Option. Upon exercise of the Stock Appreciation Rights, the number of shares subject to exercise under a related Option shall automatically be reduced by the number of shares of Common Stock represented by the Option or portion thereof which is surrendered as a result of the exercise of such Stock Appreciation Rights.

     7.04 Payment of Incremental Value. Any payment which may become due from the Company by reason of Participant’s exercise of a Stock Appreciation Right may be paid to the Participant as determined by the Administrator (i) all in cash, (ii) all in Common Stock, or (iii) in any combination of cash and Common Stock. In the event that all or a portion of the payment is made in Common Stock, the number of shares of the Common Stock delivered in satisfaction of such payment shall be determined by dividing the amount of the payment by the Fair Market Value on the date of exercise. The Administrator may determine whether payment upon exercise of a Stock Appreciation Right will be made in cash or in stock, or a combination thereof, upon or at any time prior to the exercise of such Stock Appreciation Right. No fractional share of Common Stock shall be issued to make any payment; if any fractional shares would be issuable, the mix of cash and Common Stock payable to the Participant shall be adjusted as directed by the Administrator to avoid the issuance of any fractional share. Payment may be made in cash to Officers only if the Stock Appreciation Right is exercised during the “window period” required under Rule 16b-3(e)(3) and otherwise in accordance with Rule 16b-3.

Article VIII.
Terms of Options and Stock Appreciation Rights

     8.01 Duration of Options and Stock Appreciation Rights. Options and Stock Appreciation Rights shall terminate after the first to occur of the following events:

          (a) Expiration Date of the Award as provided in the Award Agreement; or

          (b) Termination of the Award as provided in Section 8.02; or

          (c) In the case of an Incentive Stock Option, ten years from the Date of Grant; or

          (d) Solely in the case of tandem Stock Appreciation Rights, upon the Expiration Date of the related Option.

     8.02 Exercise on Death or Termination of Service.

          (a) Unless otherwise provided in the Award Agreement, in the event of a Termination of Service as a result of the death of a Participant, the right to exercise all unexpired Awards shall be accelerated and shall accrue as of the date of death, and the Participant’s Awards may be exercised by his Beneficiary at any time within one year after the date of the Participant’s death.

          (b) Unless otherwise provided in the Award Agreement, in the event of a Participant’s Termination of Service at any time for any reason (including disability or retirement) other than death or for “cause” (as defined in paragraph (d) below), an Award may be exercised, but only to the extent it was otherwise exercisable, on the date of Termination of Service, within ninety days after the date of Termination of Service. In the event of the death of the Participant within the ninety-day period following Termination of Service, his Award may be exercised by his Beneficiary within the one year period provided in subparagraph (a) above.

          (c) With respect to an Award which is intended to constitute an Incentive Stock Option, upon Termination of Service, such Award shall be exercisable as provided in Section 422 of the Code.

          (d) In the event that a Participant’s Termination of Service is for “cause”, all Awards shall terminate immediately upon Termination of Service. If such Participant has a written employment agreement with the Company, “cause” shall be as defined in such agreement. In the absence of a written employment agreement, a Termination of Service shall be deemed to have been for “cause” if such termination is determined, in the sole discretion of the Administrator, to have resulted from: (i) the Participant’s commission of fraud, embezzlement, theft, or a crime involving moral turpitude, in any case whether or not involving the Company, that in the opinion of the Administrator renders Participant’s continued employment detrimental to the Company or its reputation, (ii) the substantial or repeated failure or refusal of the Participant to perform according to reasonable expectations and standards set by the Board and/or management consistent with Participant’s title and position, or (iii) Participant’s conviction of a felony.

     8.03 Acceleration of Exercise Time. The Administrator, in its sole discretion, shall have the right (but shall not in any case be obligated) to permit purchase of shares under any Award prior to the time such Award would otherwise become exercisable under the terms of the Award Agreement.

     8.04 Extension of Exercise Time. The Administrator, in its sole discretion, shall have the right (but shall not in any case be obligated) to permit any Award granted under this Plan to be exercised after its Expiration Date or after the ninety day period following Termination of Employment or service on the Board, subject, however, to the limitations described in Section 8.01 (c) and (d).

     8.05 Conditions for Exercise. An Award Agreement may contain such waiting periods, exercise dates and restrictions on exercise (including, but not limited to, periodic installments which may be cumulative) as may be determined by the Administrator at the Date of

Grant. No Stock Appreciation Right may be exercised prior to six months from the Date of Grant.

     8.06 Change of Control Event. The Administrator, in its sole discretion, shall have the right (but shall not in any case be obligated) to establish in the Award Agreement, upon the occurrence of a Change of Control Event, irrespective of whether or not an Award is then exercisable, that the Participant shall have the right to exercise in full any unexpired Award to the extent not theretofore exercised or terminated; provided, however, that any Stock Appreciation Right so exercised must have a Date of Grant at least six months prior to the date of exercise.

     8.07 Exercise Procedures. Each Option and Stock Appreciation Right granted under the Plan shall be exercised by written notice to the Company which must be received by the officer of the Company designated in the Award Agreement on or before the Expiration Date of the Award. The Purchase Price of shares purchased upon exercise of an Option granted under the Plan shall be paid in full in cash by the Participant pursuant to the Award Agreement; provided, however, that the Administrator may (but need not) permit payment to be made by delivery to the Company of either (a) shares of Common Stock that either have been owned by the Participant for at least six months prior to such delivery (or such other period as may be required to avoid a charge to the Company’s earnings) or were not acquired, directly or indirectly, from the Company, (b) any combination of the foregoing methods of payment, or (c) such other consideration as the Administrator deems appropriate and in compliance with applicable law (including payment in accordance with a cashless exercise program under which, if so instructed by the Participant, shares of Common Stock may be issued directly to the Participant’s broker or dealer upon receipt of the Purchase Price in cash from the broker or dealer). In the event that any Common Stock shall be transferred to the Company to satisfy all or any part of the Purchase Price, the part of the Purchase Price deemed to have been satisfied by such transfer of Common Stock shall be equal to the product derived by multiplying the Fair Market Value as of the date of exercise times the number of shares transferred. The Participant may not transfer to the Company in satisfaction of the Purchase Price (y) a number of shares which when multiplied times the Fair Market Value as of the date of exercise would result in a product greater than the Purchase Price or (z) any fractional share of Common Stock. Any part of the Purchase Price paid in cash upon the exercise of any Option shall be added to the general funds of the Company and used for any proper corporate purpose. Unless the Administrator shall otherwise determine, any Common Stock transferred to the Company as payment of all or part of the Purchase Price upon the exercise of any Option shall be held as treasury shares.

Article IX.
Restricted Stock Awards

     9.01 Restricted Share Awards. The Administrator may grant to any Participant an Award of Restricted Share Rights entitling such person to receive shares of Common Stock in such quantity, and on such terms, conditions and restrictions (whether based on performance standards, periods of service or otherwise) as the Administrator shall determine on or prior to the Date of Grant. The terms of any Award of Restricted Share Rights granted under the Plan shall be set forth in an Award Agreement.

     9.02 Duration of Restricted Share Rights. In no event shall any Restricted Share Rights granted entitle the holder to receive shares of Common Stock free of all restrictions on transfer at any time prior to the expiration of three years from the Date of Grant, and each Award Agreement shall provide that the Participant shall remain employed by the Company or a Subsidiary for that three year period (subject to the Company’s or Subsidiary’s right to terminate such employment).

     9.03 Forfeiture of Restricted Share Rights. Subject to Section 9.05, all Restricted Share Rights shall be forfeited and all Restricted Share Awards shall terminate unless the Participant continues in the service of the Company or a Subsidiary until the expiration of the forfeiture and satisfies any other conditions set forth in the Award Agreement. If the Award Agreement shall so provide, in the case of death, disability or retirement (as defined in the Award Agreement) of the Participant, all of the shares covered by the Restricted Share Rights shall immediately vest and any restrictions shall lapse as of the date of such death, disability or retirement.

     9.04 Delivery of Shares upon Vesting. Upon the lapse of the restrictions established in the Award Agreement, the Participant shall be entitled to receive, without payment of any cash or other consideration, certificates for the number of shares covered by the Award.

     9.05 Waiver or Modification of Forfeiture Provisions. The Administrator has full power and authority to modify or waive any or all terms, conditions or restrictions (other than the minimum restriction period set forth in Section 9.02) applicable to any Restricted Share Rights granted to a Participant under the Plan; provided that no modification shall, without consent of the Participant, adversely affect the Participant’s rights thereunder and no modification shall reduce the employment requirement to less than three years, except in the case of death, disability or retirement.

     9.06 Rights as a Stockholder. No person shall have any rights as a stockholder with respect to any shares subject to Restricted Share Rights until such time as the person shall have been issued a certificate for such shares.

Article X.
Other Stock Based Awards

     10.01 Grant of Other Awards. Other Awards of Common Stock or other securities of the Company and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Common Stock (“Other Awards”) may be granted either alone or in addition to or in conjunction with Options or Stock Appreciation Rights under the Plan. Subject to the provisions of the Plan, the Administrator shall have the sole and complete authority to determine the persons to whom and the time or times at which Other Awards shall be made, the number of shares of Common Stock or other securities, if any, to be granted pursuant to such Other Awards, and all other conditions of such Other Awards. Any Other Award shall be confirmed by an Award Agreement executed by the Administrator and the Participant, which agreement shall contain such provisions as the Administrator determines to be necessary or appropriate to carry out the intent of this Plan with respect to the Other Award.

     10.02 Terms of Other Awards. In addition to the terms and conditions specified in the Award Agreement, Other Awards made pursuant to this Article X shall be subject to the following:

          (a)  Any shares of Common Stock subject to such Other Awards may not be sold, assigned, transferred or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses; and

          (b)  If specified by the Administrator and the Award Agreement, the recipient of an Other Award shall be entitled to receive, currently or on a deferred basis, interest or dividends or dividend equivalents with respect to the Common Stock or other securities covered by the Other Award; and

          (c)  The Award Agreement with respect to any Other Award shall contain provisions providing for the disposition of such Other Award in the event of Termination of Employment prior to the exercise, realization or payment of such Other Award, with such provisions to take account of the specific nature and purpose of the Other Award.

Article XI.
Terms Applicable to All Awards

     11.01 Award Agreement. The grant and the terms and conditions of the Award shall be set forth in an Award Agreement between the Company and the Participant. No person shall have any rights under any Award granted under the Plan unless and until the Administrator and the Participant to whom the Award is granted shall have executed and delivered an Award Agreement expressly granting the Award to such person and setting forth the terms of the Award.

     11.02 Plan Provisions Control Award Terms. The terms of the Plan shall govern all Awards granted under the Plan, and in no event shall the Administrator have the power to grant any Award under the Plan which is contrary to any of the provisions of the Plan. In the event any provision of any Award granted under the Plan shall conflict with any term in the Plan as constituted on the Date of Grant of such Award, the term in the Plan as constituted on the Date of Grant of such Award shall control. Except as provided in Section 4.03, (i) the terms of any Award granted under the Plan may not be changed after the granting of such Award without the express approval of the Participant and (ii) no modification may be made to an Award granted to an Officer except in compliance with Rule 16b-3.

     11.03 Modification of Award after Grant. Each Award granted under the Plan to a Participant other than an Officer may be modified after the date of its grant by express written agreement between the Company and the Participant, provided that such change (i) shall not be inconsistent with the terms of the Plan and (ii) shall be approved by the Administrator. No modifications may be made to any Awards granted to an Officer except in compliance with Rule 16b-3.

     11.04 Taxes. The Company shall be entitled, if the Administrator deems it necessary or desirable, to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any amount payable and/or shares issuable under such Participant’s Award, or with respect to any income recognized upon a disqualifying disposition of shares received pursuant to the exercise of an Incentive Stock Option, and the Company may defer payment or issuance of the cash or stock upon exercise or vesting of an Award unless indemnified to its satisfaction against any liability for such tax. The amount of such withholding or tax payment shall be the Company’s minimum statutory withholding obligations as determined by the Administrator and, unless otherwise provided by the Administrator, shall be payable by the Participant at the time of issuance or payment in accordance with the following rules:

          (a)  A Participant shall have the right to elect to meet his or her withholding requirement by: (1) having the Company withhold from such Award the appropriate number of shares of Common Stock, rounded up to the next whole number, the Fair Market Value of which is equal to such amount, or, in the case of the cash payment, the amount of cash, as is determined by the Company to be sufficient to satisfy the Company’s minimum statutory tax withholding requirements; or (2) direct payment to the Company in cash of the amount of any taxes required to be withheld with respect to such Award.

          (b)  In the event that an Award or property received upon exercise of an Award has already been transferred to the Participant on the date upon which withholding requirements apply, the Participant shall pay directly to the Company the cash amount determined by the Company to be sufficient to satisfy applicable federal, state or local withholding requirements. The Participant shall provide to the Company such information as the Company shall require to determine the amounts to be withheld and the time such withholding requirements become applicable.

          (c)  If permitted under applicable federal income tax laws, a Participant may elect to be taxed in the year in which an Award is exercised or received, even if it would not otherwise have become taxable to the Participant. If the Participant makes such an election, the Participant shall promptly notify the Company in writing and shall provide the Company with a copy of the executed election form as filed with the Internal Revenue Service no later than thirty days from the date of exercise or receipt. Promptly following such notification, the Participant shall pay directly to the Company the cash amount determined by the Company to be sufficient to satisfy applicable federal, state or local withholding tax requirements.

     11.05 Limitations on Transfer. A Participant’s rights and interest under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution. Notwithstanding the foregoing, or any other provision of this Plan, a Participant who holds Non-Qualified Stock Options may transfer such Options to his or her spouse, lineal ascendants, lineal descendants, or to a duly established trust for the benefit of one or more of these individuals. Options so transferred may thereafter be transferred only to the Participant who originally received the Options or to an individual or trust to whom the Participant could have initially transferred the Option pursuant to this Section 11.05. Options which are transferred pursuant to this Section 11.05 shall be exercisable by the transferee according to the same terms and conditions as applied to the Participant.

     11.06 General Restriction. Notwithstanding anything to the contrary herein, the Company shall have no obligation or liability to deliver any shares of Common Stock under the

Plan or to make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws, rules and regulations, including, without limitation, the Securities Act of 1933, as amended, and the Exchange Act.

     11.07 Surrender of Awards. Any Award granted under the Plan may be surrendered to the Company for cancellation on such terms as the Administrator and Participant approve, including, but not limited to, terms which provide that upon such surrender the Company will pay to the Participant cash or Common Stock, or a combination of cash and Common Stock.

Article XII.
General Provisions

     12.01 Amendment and Termination of Plan.

          (a)  Amendment. The Board shall have complete power and authority to amend the Plan at any time and to add any other stock based Award or other incentive compensation programs to the Plan as it deems necessary or appropriate and no approval by the stockholders of the Company or by any other person, committee or entity of any kind shall be required to make any amendment; provided, however, that the Board shall not, without the requisite affirmative approval of the stockholders of the Company, (i) make any amendment which requires stockholder approval under any applicable law, including Rule 16b-3 or the Code; or (ii) which, unless approved by the requisite affirmative approval of stockholders of the Company, would cause, result in or give rise to “applicable employee remuneration” within the meaning of Section 162(m) of the Code with respect to any Performance Based Option. No termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted under the Plan, adversely affect the right of such individual under such Award. For the purposes of this section, an amendment to the Plan shall be deemed to have the affirmative approval of the stockholders of the Company if such amendment shall have been submitted for a vote by the stockholders at a duly called meeting of such stockholders at which a quorum was present and the majority of votes cast with respect to such amendment at such meeting shall have been cast in favor of such amendment.

          (b)  Termination. The Board shall have the right and the power to terminate the Plan at any time. If the Plan is not earlier terminated, the Plan shall terminate when all shares authorized under the Plan have been issued. No Award shall be granted under the Plan after the termination of the Plan, but the termination of the Plan shall not have any other effect and any Award outstanding at the time of the termination of the Plan may be exercised after termination of the Plan at any time prior to the expiration date of such Award to the same extent such award would have been exercisable if the Plan had not been terminated.

     12.02 No Right To Employment. No employee or other person shall have any claim or right to be granted an Award under this Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or a Subsidiary of the Company.

     12.03 Compliance with Rule 16b-3. It is intended that the Plan be applied and administered in compliance with Rule 16b-3. If any provision of the Plan would be in violation of Rule 16b-3 if applied as written, such provision shall not have effect as written and shall be given effect so as to comply with Rule 16b-3, as determined by the Administrator. The Board is authorized to amend the Plan and to make any such modifications to Award Agreements to comply with Rule 16b-3, as it may be amended from time to time, and to make any other such amendments or modifications as it deems necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments made to Rule 16b-3.

     12.04 Securities Law Restrictions. The shares of Common Stock issuable pursuant to the terms of any Awards granted under the Plan may not be issued by the Company without registration or qualification of such shares under the Securities Act of 1933, as amended, or under various state securities laws or without an exemption from such registration requirements. Unless the shares to be issued under the Plan have been registered and/or qualified as appropriate, the Company shall be under no obligation to issue shares of Common Stock upon exercise of an Award unless and until such time as there is an appropriate exemption available from the registration or qualification requirements of federal or state law as determined by the Administrator in its sole discretion. The Administrator may require any person who is granted an award hereunder to agree with the Company to represent and agree in writing that if such shares are issuable under an exemption from registration requirements, the shares will be “restricted” securities which may be resold only in compliance with applicable securities laws, and that such person is acquiring the shares issued upon exercise of the Award for investment, and not with the view toward distribution.

     12.05 Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock or stock options otherwise than under the Plan.

     12.06 Captions. The captions (i.e., all section headings) used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions have been used in the Plan.

     12.07 Severability. Whenever possible, each provision in the Plan and every Award at any time granted under the Plan shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award at any time granted under the Plan shall be held to be prohibited or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of the Plan and every other Award at any time granted under the Plan shall remain in full force and effect.

     12.08 No Strict Construction. No rule of strict construction shall be implied against the Company, the Administrator, or any other person in the interpretation of any of the terms of the Plan, any Award granted under the Plan or any rule or procedure established by the Administrator.

     12.09 Choice of Law. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

GENOMIC SOLUTIONS INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS MAY 7, 2002

     The stockholder appoints Jeffrey S. Williams or Steven J. Richvalsky or either of them, as attorneys and proxies of the stockholder, with full power of substitution, to vote on behalf of the stockholder and in his or her name and stead, all shares of Genomic Solutions Inc. which the stockholder would be entitled to vote if personally present at the Company’s Annual Meeting of Stockholders to be held at the Crowne Plaza Hotel, 610 Hilton Boulevard, Ann Arbor, Michigan 48108, on Tuesday, May 7, 2002, at 9:00 a.m. local time, and at any adjournments.

(Continued and to be signed on reverse side.)

Please date, sign and mail your
proxy card back as soon as possible!

Annual Meeting of Stockholders
GENOMICS SOLUTIONS INC.

May 7, 2002

Please Detach and Mail in the Envelope Provided

Please mark your
A	vote as in this
example.

WITHHELD
from the nominees
		FOR	(except as noted
		the nominees	below)					FOR	AGAINST	ABSTAIN
1.	To elect two nominees for a three-year term expiring in 2005.			Nominees:	Robert G. Shepler Daniel J. Mitchell	2.	To approve the 2002 Stock Option Plan.
						3.	In their discretion, upon any other matters which may properly come before the meeting or any adjournment thereof.

Instructions: To vote for all of the nominees, put an X in the box marked “For”. To withhold your vote for both nominees, put an X in the box marked “Withheld”. To withhold your vote from one of the nominees, write the name of the nominee on the line below	THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.

Receipt of the Notice of Annual Meeting and Proxy Statement of the Company preceding or accompanying the same is hereby acknowledged.

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGNATURE OF STOCKHOLDER	DATE:	SIGNATURE (IF HELD JOINTLY)	DATE:

Note:	Your signature should appear the same as your name appears herein. In case of joint holders, each should sign. If the signer is a corporation or partnership, sign in full the corporate or partnership name by an authorized officer or partner. When signing as attorney, executor, trustee, officer, partner, etc. give full title.